Exhibit (c)(2)

Discussion Materials Prepared for Isis August 10th 2010 / Confidential Jefferies & Company, Inc. Member SIPC

Table of Contents Jefferies Overview 2 Market Environment 11 Isis Trading History 15 Valuation Summary 19 Leveraged Buyout Transaction Overview 22 Appendix i

Jefferies Will Support Isis With The Full Capabilities Of Our Firm

Firm Management

Bob Lessin
Vice Chairman
Ph: [Contact information redacted]
[Contact information redacted]

Richard Handler
Chairman & CEO
Ph: [Contact information redacted]
[Contact information redacted]

Alec Ellison
Vice Chairman
Ph: [Contact information redacted]
[Contact information redacted]

Industry Coverage Team

David Liu
(15+ years experience)
Head of Internet & Digital Media
Managing Director
Ph: [Contact information redacted]
[Contact information redacted]

Paul Clausing
(10+ years experience)
Senior Vice President
Ph: [Contact information redacted]
[Contact information redacted]

Ryan Brown
Associate
Ph: [Contact information redacted]
[Contact information redacted]

Global TMT M&A Team

Robert Jackman
(15+ years experience)
Co-Head of TMT Mergers & Acquisitions
Managing Director
Ph: [Contact information redacted]
[Contact information redacted]

Brad Topchik
(15+ years experience)
Senior Vice President
Ph: [Contact information redacted]
[Contact information redacted]

Natalie Mayslich
Analyst
Ph: [Contact information redacted]
[Contact information redacted]

1

Jefferies

Jefferies Overview 2

Overview Of Jefferies

Key Points

- Full-Service Platform: depth across equities, fixed income, and investment banking
- New York Stock Exchange Listed "JEF"
- Founded 48 years ago
- One of the great success stories on Wall Street
- Preserved shareholder value during the most difficult time on Wall Street
- $28 billion in assets
- Revenue of $2+ billion
- 2,700 employees, high employee productivity
- 35% owned by employees and directors
- Investment grade rating by S&P and Moody's
- Strong, stable foundation with robust long-term capital base
- No government involvement in any form
- Primary Dealer for:
  - Federal Reserve
  - UK
  - Germany
  - Austria
  - Netherlands
  - Portugal

Jefferies stock price has consistently outperformed peers

	Since 01/01/00		Since 01/01/02		Since 01/01/04		Since 01/01/06		Since 01/01/08	
Bank	% Change	Rank	% Change	Rank	% Change	Rank	% Change	Rank	% Change	Rank
Jefferies	**349%**	**1**	**133%**	**1**	**50%**	**2**	**10%**	**2**	**7%**	**1**
Goldman Sachs	60%	2	63%	2	53%	1	18%	1	(30%)	3
JPMorgan	(22%)	3	11%	3	10%	3	1%	3	(8%)	2
Barclays	(25%)	4	(41%)	6	(33%)	6	(46%)	6	(34%)	5
Deutsche Bank	(36%)	5	(33%)	4	(19%)	5	(35%)	5	(40%)	6
Credit Suisse	(40%)	6	(33%)	5	5%	4	(29%)	4	(30%)	4
Banc of America	(44%)	7	(55%)	8	(65%)	9	(70%)	8	(66%)	9
UBS	(44%)	8	(58%)	9	(58%)	8	(72%)	10	(64%)	8
Morgan Stanley	(62%)	9	(52%)	7	(53%)	7	(52%)	7	(49%)	7
Merrill Lynch	(72%)	10	(78%)	10	(80%)	10	(71%)	9	(78%)	10
Bear Stearns	(78%)	11	(84%)	11	(88%)	11	(77%)	11	(89%)	12
Citigroup	(90%)	12	(92%)	12	(92%)	12	(92%)	12	(86%)	11
Lehman Brothers	(100%)	13	(100%)	13	(100%)	13	(100%)	13	(100%)	13

Source: Stock price from Capital IQ, as of 07/30/10

LTM Net Revenue / Number of Employees

($Thousands/Employee)



1,279
865
1
633
513
478
440
427
396
309
283
Goldman Sachs
Jefferies
Credit Suisse
Morgan Stanley
UBS
JPMorgan
Deutsche
BofA
Barclays
Citi

Source: As of latest earnings announcements, except Barclays, which is as of 12/31/09.

(1) Represents 11 months revenue annualized due to change in fiscal year from December to November year end.

Global Footprint

- Global Footprint: sales, trading and investment banking presence across the United States, Europe and Asia
- Offices in 27 cities worldwide
- Worldwide headquarters in New York
- International headquarters in London

Principal Offices

United States
Atlanta
Boston
Charlotte
Chicago
Dallas
Houston
Los Angeles
Nashville
New York
San Francisco
Silicon Valley
Stamford
Washington DC

Europe
Frankfurt
London
Paris
Zurich

Asia
Hong Kong
Mumbai
Shanghai
Singapore
Tokyo

3

Jefferies

Jefferies: A Major Global Investment Bank Key Points 647 investment bankers based in major markets worldwide, with strong sector expertise 514 bankers in Americas 118 bankers in Europe 15 bankers in Asia Significantly more of Jefferies’ business is focused on investment banking than virtually any other major bank Our Managing Directors average 18 years of investment banking experience Since the beginning of 2007, Jefferies has executed over 1,340 investment banking transactions worth over $400 billion 524 advisory transactions 142 equity offerings 606 debt offerings 71 lead arranged loans Investment Banking Sector Expertise Investment Banking Revenue as Percent of Net Revenue (Bankers per Sector/Product Area) Source: As of latest earnings announcements, except Barclays, which is as of 12/31/09. Represents 11 months revenue annualized due to change in fiscal year from December to November year end. 1 4

Jefferies Advisory Capabilities Key Points 88 bankers specialized in mergers and acquisitions worldwide, of which 52 are MDs and SVPs Worldwide M&A advisory capabilities 57 M&A specialists in the US 31 M&A specialists in London and Frankfurt 418 M&A transactions with aggregate value of $170 billion announced or completed since the beginning of 2007 A leader in Energy, Healthcare, Technology and Aerospace & Defense M&A in the United States In December 2009, XTO Energy announced its $41 billion sale to Exxon Mobil This was the third largest M&A transaction announced in 2009 worldwide and the largest energy M&A transaction announced since 2007 worldwide Jefferies initiated this transaction and acted as joint advisor to XTO Energy, culminating a 20-year relationship with XTO Energy as its trusted advisor M&A Transaction Rankings Source: Thomson. US transactions announced 01/01/2007 to present Includes transactions completed by Jefferies Healthcare Group at Jefferies or at prior firm 5 Aerospace & Defense M&A Rank Advisor No. of Transactions 1 Jefferies 12 2 Houlihan Lokey 9 3 Credit Suisse 5 3 JP Morgan 5 3 Bank of America 5 6 Goldman Sachs 4 6 UBS 4 6 Lazard 4 8 Citi 3 8 Barclays 3 Technology M&A Rank Advisor No. of Transactions 1 Goldman Sachs 82 2 Credit Suisse 79 3 Jefferies 76 4 Morgan Stanley 75 5 Bank of America 74 6 Houlihan Lokey 66 7 JP Morgan 63 8 Barclays 50 8 Citi 50 10 Deutsche Bank 48 Healthcare M&A(1) Rank Advisor No. of Transactions 1 Goldman Sachs 104 2 JP Morgan 88 3 Jefferies Team 63 4 Morgan Stanley 52 5 Bank of America 44 5 Credit Suisse 44 5 Lazard 44 8 Merrill Lynch 36 9 Citi 33 9 Houlihan 33 Energy M&A Rank Advisor No. of Transactions 1 JP Morgan 76 2 Barclays 71 3 Credit Suisse 65 4 Bank of America 60 5 Goldman Sachs 52 6 Jefferies 50 7 Morgan Stanley 49 8 UBS 45 9 Citi 38 10 RBC Capital 36

Technology March 2007 Selected Recent Advisory Transactions Energy December 2007 $1,550,000,000 Sale of Energy Assets to Occidental Petro Joint Financial Advisor Energy January 2010 $2,250,000,000 Entered into a Barnett Shale Joint Venture with Total E&P USA, Inc. Sole Financial Advisor Industrials June 2009 $643,000,000 Sale to General Dynamics Sole Financial Advisor Energy November 2008 $3,375,000,000 Marcellus Shale Joint Venture with StatoilHydro ASA Sole Financial Advisor Energy June 2008 $3,300,000,000 Haynesville Shale JV with Plains Exploration & Production Sole Financial Advisor Industrials March 2008 $1,027,000,000 Acquisition of Global Ship Lease Sole Financial Advisor Energy January 2008 $752,000,000 Sale of Energy Assets to Four Buyers Sole Financial Advisor Technology May 2007 $890,000,000 Sale to Informa Acquisitions Sole Financial Advisor Technology March 2007 $1,828,000,000 Sale to Hellman & Friedman Capital Sole Financial Advisor Energy June 2008 $4,186,000,000 Acquisition of Hunt Petroleum Corporation Sole Financial Advisor Energy December 2009 $41,000,000,000 Sale to Exxon Mobil Corporation Joint Financial Advisor Energy March 2008 $1,800,000,000 Sale of Anadarko Petroleo Litda to StatoilHydro ASA Joint Financial Advisor Consumer December 2007 $2,833,000,000 Acquisition of B2B assets of Emap PLC Apax Partners Joint Financial Advisor Industrials March 2008 $1,005,000,000 Sale to TATA Chemicals Limited Joint Financial Advisor Healthcare September 2009 $2,581,000,000 Sale to Dainippon Sumitomo Pharma Co. Ltd. Joint Financial Advisor Industrials December 2007 $557,000,000 Sale to Evraz Group Joint Financial Advisor Telecom September 2007 $557,000,000 Sale to PAETEC Holding Corp. Joint Financial Advisor Energy July 2007 $2,050,000,000 Acquisition of Oklahoma assets from Dominion Resources Joint Financial Advisor Energy June 2007 $1,100,000,000 Sale of Energy Assets to McMoRan Exploration Co. Joint Financial Advisor Healthcare May 2007 $6,205,000,000 Acquisition of Cytyc, Inc. Joint Financial Advisor Healthcare July 2007 $797,000,000 Acquisition of PRA International Joint Financial Advisor Telecom November 2009 $4,800,000,000 Restructuring Advisor to the Company Industrials July 2009 $920,000,000 Restructuring Advisor to the Company Industrials July 2008 $715,000,000 Restructuring Apex Silver Mines Advisor to the Company Industrials February 2009 $800,000,000 Restructuring Advisor to the Company Technology February 2009 Pending $11,800,000,000 Restructuring Advisor to Official Committee of Unsecured Creditors Telecom October 2009 $22,200,000,000 Restructuring Advisor to Official Committee of Unsecured Creditors Consumer February 2008 $3,200,000,000 Restructuring Advisor to Official Committee of Unsecured Creditors Consumer June 2009 Pending $7,700,000,000 Restructuring Advisor to Official Committee of Unsecured Creditors Industrials October 2008 $1,720,000,000 Prepackaged Merger through Chapter 11 Reorganization/ Restructured Liabilities Restructuring Advisor to the Company Consumer November 2008 $2,288,000,000 Restructuring Advisor to Official Committee of Unsecured Creditors Telecom September 2007 $50,000,000,000 Defense Against LBO Advisor to Ad Hoc Committee of Debenture Holders Consumer March 2007 $1,044,000,000 $234,000,000 Restructured Liabilities / Equity Investment Chapter 11 Reorganization Advisor to the Company Energy May 2009 $838,000,000 Sale of Energy Business to Investor Group Led by Dyas UK, ONH and Sumitomo Sole Financial Advisor Industrials February 2010 $829,000,000 Restructuring Advisor to the Company Energy April 2010 $1,700,000,000 Marcellus Shale JV with Reliance Industries Limited Lead Financial Advisor Consumer May 2010 $570,000,000 Sale to Oak Hill Capital Sole Financial Advisor Consumer March 2010 $889,000,000 Restructuring Advisor to the PIK Lenders Energy May 2010 $3,070,000,000 Sale of 40% Stake in Peregrino Field to Sinochem Group Sole Financial Advisor Energy May 2010 $4,700,000,000 Sale to Royal Dutch Shell Sole Financial Advisor Healthcare June 2010 $4,521,000,000 Merger with Biovail Corporation Joint Financial Advisor Technology July 2010 $700,000,000 Sale to Google, Inc. Sole Financial Advisor Energy May 2010 $584,000,000 Sale of certain Marcellus Shale Assets to Williams Companies Sole Financial Advisor Technology July 2010 $525,000,000 Sale to Roper Industries Joint Financial Advisor Healthcare July 2010 $850,000,000 Sale to Clayton, Dubilier & Rice, LLC and GS Capital Partners Sole Financial Advisor Harrington Group, Inc. $1,000,000,000 Advisor to Independent Directors of Las Vegas Sands Series A Cumulative Perpetual Preferred Stock; Conversion of Senior Convertible Notes into Common Equity $1,000,000,000 November 2008 Advisor to Independent Directors of Las Vegas Sands Series A Cumulative Perpetual Preferred Stock; Conversion of Senior Convertible Notes into Common Equity has been acquired by Advisor to the Special Committee of the Board of Directors of $1,828,000,000 Investment Partnerships Managed by and March 2007 has been acquired by Advisor to the Special Committee of the Board of Directors of Kronos $1,828,000,000 Investment Partnerships Managed by and has been acquired by $685,668,286 March 2007 Financial Advisor to Seller has been acquired by $557,000,000 September 2007 Financial Advisor to the Seller has been acquired by EVRAZ $565,000,000 December 2007 Financial Advisor to the Board of Directors of Claymont Steel has been acquired by Advisor to the Special Committee of the Board of Directors of MapInfo $472,000,000 March 2007 Sale to One Equity Partners, Rho Capital and Brencourt Advisors $830,000,000 Technology March 2007 Sole Financial Advisor Transactions Where Jefferies Client Was A Publicly-Traded Company 6

Jefferies Leadership In Digital Media Internet Content/Services E-Commerce/Classified/Comparison Shopping Interactive Marketing Mobile Financial Advisor to the Buyer Pending has agreed to acquire Advisor to the Company 7 December 2009 $110,000,000 Acquisition of EyeWonder Advisor to the Company Limelight Networks November 2009 $99,999,995 Initial Public Offering Joint Financial Advisor September 2009 Undisclosed Recapitalization Financial Advisor to Selling Shareholders August 2009 £ 95,900,000 Sale to Party Gaming Sole Financial Advisor April 2009 $129,375,000 Initial Public Offering Advisor to the Company December 2008 $275,000,000 Sale to AT&T Sole Financial Advisor June 2008 Undisclosed Sale to Microsoft Sole Financial Advisor April 2008 $400,000,000 Equity investment from SOFTBANK Sole Financial Advisor February 2008 $30,000,000 Equity investment from ABS Capital and CIBC World Markets Sole Financial Advisor February 2008 $160,000,000 Sale to Yahoo! Sole Financial Advisor December 2007 $55,000,000 Acquisition of AllBusiness Sole Financial Advisor November 2007 $36,000,000 144A Block Trade Sole Financial Advisor August 2007 € 25,000,000 Convertible Preferred Stock Sole Placement Agent July 2007 Undisclosed Sale to Gaiam Sole Financial Advisor April 2007 $25,000,000 Equity investment from Oak Investment Partners Convertible Preferred Stock Sole Financial Advisor April 2007 Undisclosed Sale to CBS Corporation Sole Financial Advisor January 2007 $185,000,000 Sale to Seagate Sole Financial Advisor March 2007 Undisclosed Sale to Investcorp Sole Financial Advisor January 2007 £27,300,000 Sale to Meetic Sole Financial Advisor DatingDirect.com October 2006 $25,000,000 Convertible Notes Offering Sole Financial Advisor April 2006 Undisclosed Sale to CCN Matthews Sole Financial Advisor July 2006 $130,000,000 a portfolio company of Goldman Sachs Sole Financial Advisor February 2006 Undisclosed Sale to Macrovision Sole Financial Advisor December 2005 up to £ 175,000,000 Sale to iTV Sole Financial Advisor October 2007 Undisclosed Sale to Nokia Sole Financial Advisor July 2007 Undisclosed Sale to Microsoft Sole Financial Advisor January 2007 $625,000,000 Sale to Check Point Software Sole Financial Advisor February 2007 Undisclosed Sale to Hewlett - Packard Sole Financial Advisor February 2007 Undisclosed Sale to Bellrock Media Sole Financial Advisor October 2006 $354,000,000 Sale to Real Sole Financial Advisor November 2005 $324,000,000 Sale to Access Sole Financial Advisor January 2006 € 115,000,000 Sale to Openwave Sole Financial Advisor October 2006 Undisclosed Acquisition of Gate5 Sole Financial Advisor December 2008 Undisclosed Sale of Arvato Mobile to Mondia Sole Financial Advisor December 2009 $170,000,000 Sale to TeleCommunication Systems Sole Financial Advisor May 2008 Undisclosed Sale of its Korea assets to Electronic Arts Sole Financial Advisor Moderati Inc. $300,000,000 Senior Notes Offering Joint Bookrunner June 2010 December 2009 $110,000,000 Acquisition of EyeWonder Advisor to the Company Limelight Networks November 2009 $99,999,995 Initial Public Offering Joint Financial Advisor September 2009 Undisclosed Recapitalization Financial Advisor to Selling Shareholders August 2009 £ 95,900,000 Sale to Party Gaming Sole Financial Advisor April 2009 $129,375,000 Initial Public Offering Advisor to the Company December 2008 $275,000,000 Sale to AT&T Sole Financial Advisor June 2008 Undisclosed Sale to Microsoft Sole Financial Advisor April 2008 $400,000,000 Equity investment from SOFTBANK Sole Financial Advisor February 2008 $30,000,000 Equity investment from ABS Capital and CIBC World Markets Sole Financial Advisor February 2008 $160,000,000 Sale to Yahoo! Sole Financial Advisor December 2007 $55,000,000 Acquisition of AllBusiness Sole Financial Advisor November 2007 $36,000,000 144A Block Trade Sole Financial Advisor August 2007 € 25,000,000 Convertible Preferred Stock Sole Placement Agent July 2007 Undisclosed Sale to Gaiam Sole Financial Advisor April 2007 $25,000,000 Equity investment from Oak Investment Partners Convertible Preferred Stock Sole Financial Advisor April 2007 Undisclosed Sale to CBS Corporation Sole Financial Advisor January 2007 $185,000,000 Sale to Seagate Sole Financial Advisor March 2007 Undisclosed Sale to Investcorp Sole Financial Advisor January 2007 £27,300,000 Sale to Meetic Sole Financial Advisor DatingDirect.com October 2006 $25,000,000 Convertible Notes Offering Sole Financial Advisor April 2006 Undisclosed Sale to CCN Matthews Sole Financial Advisor July 2006 $130,000,000 a portfolio company of Goldman Sachs Sole Financial Advisor February 2006 Undisclosed Sale to Macrovision Sole Financial Advisor December 2005 up to £ 175,000,000 Sale to iTV Sole Financial Advisor November 2008 Undisclosed Sale of Kelkoo to Jamplant Limited Sole Financial Advisor Yahoo June 2009 Undisclosed D Round financing from Accel Partners, Atlas Venture, Mangrove, Fidelity Ventures Sole Financial Advisor September 2009 $132,000,000 Initial Public Offering Advisor to the Company September 2009 $49,000,000 Pre - IPO Equity Funding Joint Financial Advisor November 2007 $48,000,000 Initial Public Offering Joint Financial Advisor January 2007 $108,000,000 Follow - on Offering Joint Financial Advisor July 2007 $217,100,000 Initial Public Offering Joint Financial Advisor October 2007 € 45,000,000 Sale to a consortium including 3i, Edmond de Rothschild Investment Partners Sole Financial Advisor January 2007 $115,000,000 Convertible Preferred Stock Advisor to the Company September 2006 $87,000,000 Initial Public Offering Joint Financial Advisor December 2006 Undisclosed Sale to ValueClick Sole Financial Advisor January 2007 Undisclosed Sale to Reed Elsevier Sole Financial Advisor August 2006 $95,310,000 Initial Public Offering Joint Financial Advisor July 2006 € 580,000,000 Sale of its Western European and Latin American operations to Schibsted Sole Financial Advisor July 2006 Undisclosed Disposal of a majority share to Axel Springer Sole Financial Advisor August 2006 £ 22,000,000 Sale to DMGT Sole Financial Advisor May 2006 $30,000,000 144A Block Trade Sole Financial Advisor May 2006 $130,167,692 Follow - on Public Equity Offering Joint Financial Advisor June 2006 € 540,000,000 Sale of its North American operations to Yellow Pages Group Sole Financial Advisor May 2006 $87,500,000 Follow - on Offering Joint Financial Advisor September 2005 $138,000,000 Initial Public Offering Joint Financial Advisor March 2006 £ 210,000,000 Sale to The E.W. Scripps Company Sole Financial Advisor February 2006 $650,000,000 Disposal of its Central and Eastern European assets by way of an international offering to Trader Media East Sole Financial Advisor March 2006 $29,000,000 Sale of a majority stake to Apax Partners Sole Financial Advisor December 2009 £85,100,000 Acquisition of Research Now Sole Financial Advisor August 2009 Undisclosed Sale to Orange France Telecom Sole Financial Advisor March 2008 Undisclosed Sale to Specific Media Sole Financial Advisor March 2008 $ 286,000,000 Acquisition of 2Way Traffic Sole F inancial Advisor April 2009 $20,000,000 Equity investment led by Accel Sole Financial Advisor February 2008 $ 157,000,000 Sale to GSI Commerce Sole Financial Advisor January 2008 $10,000,000 Equity investment from Velocity Interactive Group Sole Financial Advisor February 2008 $150,000,000 Equity investment from Oak Hill Capital Partners Joint Financial Advisor February 2008 $108,000,000 Acquisition of Traffix Sole Financial Advisor December 2007 Undisclosed Sale to Genstar Sole Financial Advisor March 2007 Undisclosed Sale to Syzygy Sole Financial Advisor August 2007 $830,000,000 Sale to One Equity Partners Sole Financial Advisor August 2007 $50,000,000 Senior Secured Credit Facility Sole Financial Advisor May 2006 $130,167,692 Follow - on Public Equity Offering Joint Financial Advisor September 2006 $115,000,000 Senior Secured Credit Facility Syndication Agent March 2010 Undisclosed A portfolio company of Veronis Suhler Stevenson Merger with Ebiquity Financial Advisor to VSS March 2010 Undisclosed Sale to Epic Advertising Sole Financial Advisor February 2010 € 180,000,000 Merger with Obtineo A company comprising BigMouth Media plus a private placement to Carlyle Sole Financial Advisor $300,000,000 Senior Notes Offering Joint Bookrunner June 2010 December 2009 $110,000,000 Acquisition of EyeWonder Advisor to the Company Limelight Networks November 2009 $99,999,995 Initial Public Offering Joint Financial Advisor September 2009 Undisclosed Recapitalization Financial Advisor to Selling Shareholders August 2009 £ 95,900,000 Sale to Party Gaming Sole Financial Advisor April 2009 $129,375,000 Initial Public Offering Advisor to the Company December 2008 $275,000,000 Sale to AT&T Sole Financial Advisor June 2008 Undisclosed Sale to Microsoft Sole Financial Advisor April 2008 $400,000,000 Equity investment from SOFTBANK Sole Financial Advisor February 2008 $30,000,000 Equity investment from ABS Capital and CIBC World Markets Sole Financial Advisor February 2008 $160,000,000 Sale to Yahoo! Sole Financial Advisor December 2007 $55,000,000 Acquisition of AllBusiness Sole Financial Advisor November 2007 $36,000,000 144A Block Trade Sole Financial Advisor August 2007 € 25,000,000 Convertible Preferred Stock Sole Placement Agent July 2007 Undisclosed Sale to Gaiam Sole Financial Advisor April 2007 $25,000,000 Equity investment from Oak Investment Partners Convertible Preferred Stock Sole Financial Advisor April 2007 Undisclosed Sale to CBS Corporation Sole Financial Advisor January 2007 $185,000,000 Sale to Seagate Sole Financial Advisor March 2007 Undisclosed Sale to Investcorp Sole Financial Advisor January 2007 £27,300,000 Sale to Meetic Sole Financial Advisor DatingDirect.com October 2006 $25,000,000 Convertible Notes Offering Sole Financial Advisor April 2006 Undisclosed Sale to CCN Matthews Sole Financial Advisor July 2006 $130,000,000 a portfolio company of Goldman Sachs Sole Financial Advisor February 2006 Undisclosed Sale to Macrovision Sole Financial Advisor December 2005 up to £ 175,000,000 Sale to iTV Sole Financial Advisor

Transaction Experience Sponsor-to-Sponsor Key Points In 2010, Jefferies has announced or completed mergers & acquisitions transactions involving sponsors totaling over $2.0 billion Significant Experience Working With Financial Sponsors Source: PitchBook. (1) By number of advisory roles in transactions. Sales to Sponsors Bain Capital – Genstar Capital Sales to Strategic Harbinger Capital Partners D.C. Capital Partners Francisco Partners Sponsor Buyside SAC Capital Management General Atlantic Pritzker Group – Greenbriar & Berkshire Aurora Capital Group KRG Capital Partners – GTCR Golder Rauner Audax Group – Code Hennessy Golden Gate Capital JLL Partners LIVE TOMBSTONES FOR SLIDE PLEASE DO NOT DELETE Undisclosed Sale to Apollo Global Management LLC Joint Financial Advisor September 2009 Energy $487,000,000 Sole Financial Advisor to HLTH September 2009 Technology $142,000,000 Sale of Porex Corporation to Healthcare July 2008 Majority Stake Sale to Centre Partners, Inc. Sole Financial Advisor Undisclosed Tata Chemical Limited Industrials March 2008 Sole Financial Advisor to Matrix Metals LLC Undisclosed Sale to March 2009 Acquisition of Gevity HR, Inc. Sole Financial Advisor Technology A portfolio company of General Atlantic $114,000,000 Healthcare February 2009 Acquisition of PharmaNet Development Group Sole Financial Advisor $250,000,000 April 2010 Technology Undisclosed Sale to Rocket Software (Court Square) Financial Advisor to the Seller A portfolio company of The Pritzker Group A portfolio company of Bain Capital Clayton, Dubiller & Rice – GS Capital Altus Capital Partners Sale to GTCR Golder Rauner, LLC Sole Financial Advisor Healthcare March 2010 Undisclosed A portfolio company of KRG Capital Technology April 2010 Pending Sale to Maxim Integrated Products, Inc Sole Financial Advisor $315,000,000 A portfolio company of Golden Gate Capital AeroDefense $133,000,000 Sale to Kratos Defense & Security Solutions Sole Financial Advisor to the Seller April 2010 Pending A portfolio company of Altus Capital Partners Wellspring Capital – Oak Hill Capital Sale to Code Hennesy Sole Financial Advisor April 2010 Industrials Undisclosed A portfolio company of Audax Group May 2010 Consumer $570,000,000 Sale to Oak Hill Capital Sole Financial Advisor A portfolio company of Wellspring Capital Sale to JMI Equity & TPG Growth Sole Financial Advisor February 2010 Technology Undisclosed JMI Equity – TPG Growth Hellman & Friedman – JMI Equity July 2010 Pending $850,000,000 Sale to Clayton, Dubilier & Rice, LLC and GS Capital Partners Sole Financial Advisor to Harrington Group, Inc. Harrington Group, Inc. 8 Most Active Investment Banks and Advisors in Private Equity – Q2 2009 - Q1 2010 (1) Rank Advisor 1 Houlihan Lokey & Zukin 2 Goldman Sachs 3 Jefferies & Company 4 JP Morgan 5 Imperial Capital 6 Moelis & Company 7 Lazard Middle Market 8 Robert W Baird 9 Morgan Stanley 10 Citigroup Sole Financial Advisor to HLTH September 2009 Technology $142,000,000 Sale of Porex Corporation to March 2009 Acquisition of Gevity HR, Inc. Sole Financial Advisor Technology A portfolio company of General Atlantic $114,000,000 Healthcare February 2009 Acquisition of PharmaNet Development Group Sole Financial Advisor $250,000,000 Majority Stake Acquisition in MedQuist Inc. Sole Financial Advisor May 2008 Technology $287,000,000 Technology April 2010 Pending Sale to Maxim Integrated Products, Inc Sole Financial Advisor $315,000,000 A portfolio company of Golden Gate Capital Sale to GTCR Golder Rauner , LLC Sole Financial Advisor Healthcare March 2010 Undisclosed A portfolio company of KRG Capital Sale to IBM Sole Financial Advisor January 2010 AeroDefense A portfolio company of D.C. Capital Partners Undisclosed May 2010 Consumer $ 570 , 000 , 000 Sale to Oak Hill Capital Sole Financial Advisor A portfolio company of Wellspring Capital Sale to JMI Equity & TPG Growth Sole Financial Advisor February 2010 Technology Undisclosed July 2010 Pending $850,000,000 Sale to Clayton, Dubilier & Rice, LLC and GS Capital Partners Sole Financial Advisor to Harrington Group, Inc. Harrington Group, Inc. Industrials January 2008 Sole Financial Advisor to General Chemical $1,005,000,000 Sale to a portfolio company of Harbinger Capital Partners Tata Chemical Limited Covenant Care AeroDefense $ 133 , 000 , 000 Sale to Kratos Defense & Security Solutions Sole Financial Advisor to the Seller April 2010 Pending A portfolio company of Altus Capital Partners Sale to Code Hennesy Sole Financial Advisor April 2010 Industrials Undisclosed A portfolio company of Audax Group March 2007 Technology Sale to Hellman & Friedman and JMI Equity Sole Financial Advisor $1,828,000,000

 Case Study: Kronos Acquired By Hellman & Friedman And JMI Equity Share price as of 3/22/07. LTM as of 12/31/06. Company Description Unique Characteristics Jefferies was given the mandate to advise the Company on its strategic options including a sale of the business Unsolicited approaches over the course of the past few years catalyzed the formation of a Special Committee of the Board to explore strategic options, including going private Jefferies ran a process with both potential strategic acquirers and technology-focused financial sponsors Jefferies was able to maximize price by maintaining a competitive dynamic throughout the process, including receipt of multiple qualified proposals Kronos Kronos is a leading provider of human capital management solutions that empower organizations to effectively manage their workforces Equity Market Cap(1): $1,495.4 LTM Revenue(2): $599.0 LTM Revenue Growth(2): 13.4% EBITDA Margin(2): 19.6% Hellman & Friedman, JMI Equity Hellman & Friedman is a private equity firm that specializes in leveraged buyouts with $16 billion in committed capital JMI Equity is a multi-stage private equity firm with $700 million in committed capital Transaction Overview Kronos was acquired for a total transaction value of approximately $1.828 billion at $55.00 per share, representing a 51.2% premium to the 60-day share price and a 34.4% premium to the 20-day share price June 2007 has been acquired by Financial Advisor to the Seller $1,828,000,000 Investment Partnerships Managed by and ($ Millions, except per share data) 9 (1) Share price as of 3/22/07. (2) LTM as of 12/31/06.

Case Study: Vertrue Acquired By A Consortium Led By One Equity Partners

($ Millions, except per share data)

August 2007

Vertrue.

has been acquired by
a consortium led by

One Equity Partners

$830,000,000

Financial Advisor to the Seller

- Jefferies successfully executed a complex, going private LBO transaction and effectively articulated the value proposition of a rapidly evolving business model
- Although not used at closing, the staple financing offered by Jefferies was used by bidders to support their initial indications of interest and drive valuation

Company Description

Vertrue

- Vertrue is a leading internet consumer marketing services company which provides a diverse suite of branded and unbranded services to consumers in key vertical markets

Equity Market Cap[1]:	$649.8
LTM Revenue[2]:	$727.7
LTM Revenue Growth[2]:	13.7%
EBITDA Margin[2]:	12.2%

One Equity Partners

- One Equity Partners is a private equity firm that specializes in leveraged buyouts and manages $5 billion
- RHO Ventures currently manages over $1 billion in its venture capital and private equity funds
- Brencourt Advisors is a NY-based hedge fund that currently manages approximately $2.5 billion in assets

Transaction Overview

- Vertrue was acquired for a total transaction value of approximately $830 million at $50.00 per share in an amendment to the merger agreement on July 18, 2007
- Final transaction price represented a 27.6% premium to the undisturbed share price of $39.20 on January 19, 2007 and a 3.1% increase from the $48.50 per share price announced on March 22, 2007
- The transaction was financed by a combination of sponsor equity, management equity and debt

Unique Characteristics

- Jefferies was given the mandate to advise the Company on its strategic options after maintaining a strong, long-term relationship with the Company
- Unsolicited approaches over the course of the past few years catalyzed the formation of a Special Committee of the Board to explore strategic options, including going private
- Vertrue is a complex company with business models not well understood by the market. In addition, the Company has a rapidly evolving business model with six different business units and an increasing portion of its revenue generated from the Internet
- Jefferies offered staple financing for the transaction

(1) Share price as of 7/16/07.
(2) LTM as of 3/31/07.

10

Jefferies

Market Environment 11

Private Equity Transaction Activity Was Up Significantly In 1H:2010 Key Points Transactions in the first nine months of 2009 largely consisted of smaller buyouts, distressed transactions and minority equity infusions The fourth quarter of 2009 saw a significant rebound, with the dollar value of disclosed sponsor buyouts exceeding the first three quarters combined Transaction volume for the first half of 2010 is more than 85% of the total transaction volume for 2009 Source: Capital IQ. Includes transactions completed by private equity funds greater than $200 million and select other investment firms. 2009 – 1H:2010 Quarterly Detail Historical PE Transactions by Deal Volume(1) 2009 – 1H:2010 Quarterly Detail Historical PE Transactions by Aggregate Disclosed Transaction Value ($billions)(1) Transaction Volume And Value – Private Equity Mergers & Acquisitions 12

2010 Mergers & Acquisitions Activity is Up Versus 2009

North American Mergers & Acquisitions Transactions(1)

Key Points

- North American Technology mergers & acquisitions transactions increased 8% in Q1 2010 and Private Seller transactions >$20MM continued to strengthen, growing 8% Q-o-Q
- Recent notable Internet / Digital Media deals include:
  - Google / ITA Software
  - Google / AdMob
  - GSI / Retail Convergence
  - Adobe / Omniture
  - Intuit / Mint.com
  - Publicis / Razorfish
  - Apax / Bankrate
  - Amazon / Zappos.com
  - 80-90% of North American M&A under USD$20MM in value


-1% Indicates Quarter-over-Quarter Change
453 404 405 416 445 475 516 518 553 567 543 509 529 548 548 498 525 505 502 387 373 413 410 428 463 458
11% -1% 4% 8% -1%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
2004 2005 2006 2007 2008 2009 2010


North American Private Seller Transactions > $20MM(1)
Sellers With No VC Backing
Sellers With VC Backing
17 23 21 21 26 39 24 34 34 27 22 20 22 35 36 20 36 17 22 11 3 4 12 17 11
32 31 27 35 22 40 42 37 38 39 42 32 29 36 41 48 26 28 25 15 2 11 16 24 22 31
133% 43% 80% 8% 8%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
2004 2005 2006 2007 2008 2009 2010

Source: Jefferies Global Technology Mergers and Acquisitions Database. Data includes mergers, acquisitions, majority stake purchases, purchases of remaining interests and large investments by non-financial buyers of North American technology companies. Large investments are defined as purchases valued at more than $100MM or of more than 20% of equity. Minority stake purchases by financial buyers and product deals are excluded from the data. Data excludes Print Media and Telecommunications & IP Services transactions.

(1) Data compiled based on transactions where deal value was known.

13

Jefferies

M&A And Financing Activity Are Showing Signs Of Market Recovery

North American Private Seller Transactions >$20MM [2]

Internet Index EBITDA Multiples [1]



13.2x
(40.2%)
7.9x
21.5%
9.6
Median as of June 30, 2008
Median as of June 30, 2009
Median as of June 30, 2010

Jefferies Internet Index LTM EBITDA Multiples 2001 – YTD 2010 [1]



50.0x
45.0x
40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
44.3x
24.9x
26.0x
28.9x
24.7x
28.8x
12.6x
19.8x
15.0x
21.3x
30.8x
30.3x
30.5x
36.0x
23.8x
21.5x
21.7x
21.0x
21.3x
25.5x
24.3x
20.8x
19.1x
19.7x
20.0x
21.2x
19.1x
17.2x
13.2x
13.2x
10.4x
7.0x
9.0x
7.9x
9.5x
9.7x
10.4x
9.6x
9.8x
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Q1 Q2 Last
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

- There is a valuation gap that still exists between private company seller expectations and public company trading multiples
- Over the past four quarters, the sector has recorded revenue growth rate of approximately 7.0% [6]
- The overall Digital Media TTM EBITDA trading multiple is 9.8x, down approximately 5.8% from 10.4x in 2008 and up 3.2% from 9.5x in 2009[6]

Digital Media Market



LTM Performance (%)
E-Commerce [3] 33.9%
NASDAQ 14.9%
S&P 500 12.0%
Content / Services [4] 9.4%
Interactive Marketing [5] 8.9%
160.0%
150.0%
140.0%
130.0%
120.0%
110.0%
100.0%
90.0%
8/10/2009
10/21/2009
1/2/2010
3/16/2010
5/28/2010
8/9/2010

(1) Jefferies Internet Index includes: ACOM, AOL, ABTL, AKAM, AMZN, DHX, DIET, EBAY, EDGR, EGOV, EHTH, ELNK, EQIX, EXPE, FLWS, GOOG, GSIC, IACI , INAP, INET, INSP, INWK, IUSA, JCOM, KNOT, LEDR, LOOK, LOOP, LPSN, MCHX , MOVE, MWW, NFLX, NILE, OPEN, OSTK, OWW, PCLN, RNWK, SCOR, SFLY, SINA, SOHU, STMP, TSCM, TWX, TTGT, UNTD, VCLK, VPRT, VTRO, WBMD, WEBM, WWWW, YHOO. Excludes multiples of 100x or higher. Market data as of 8/9/2010.
(2) Indices are market cap weighted, market data as of 8/9/2010.
(3) E-Commerce index includes: AMZN, EBAY, PCLN, EXPE, NFLX, IACI, VPRT, GSIC, NILE, OWW, SFLY, INET, OSTK, LOOP, LQDT, DSCM, VITC, FLWS, INWK, STMP, OPEN.
(4) Content/Services index includes: ACOM, AOL, GOOG, YHOO, IACI , MWW, RNWK, DHX, LOOP, KNOT, EHTH, MOVE, TZOO, TTGT, TSCM, ANSW, DIET.
(5) Interactive Marketing index includes: AOL, GOOG, YHOO, DRIV, VCLK, OPEN, CTCT, SCOR, LOOP, INET, EHTH, INSP, RLOC, MCHX, WWWW, QNST.
(6) Based on the three categories: Internet Content/Services, E-Commerce and Interactive Marketing.

14

Jefferies

Isis Trading History 15

Isis Currently Trades At A 23% Premium To Its One Year Average Share Price Isis Share Price Performance from August 10, 2009 to August 9, 2010 (1) Source: Capital IQ. Based on closing price. Share Price Statistics (2) Current (8/9/2010): $10.87 1-Year / All-time high (5/17/2010): $11.22 1-Year Low (11/30/2009): $6.91 30 Day Trading Average: $10.72 60 Day Trading Average: $10.59 90 Day Trading Average: $10.60 150 Day Trading Average: $10.28 200 Day Trading Average: $9.16 1-Year Average Stock Price: $8.87 Volume Price All-time Stock Price High: $11.22 16 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 800,000 900,000 1,000,000 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 Aug-09 Oct-09 Dec-09 Feb-10 Mar-10 May-10 Jul-10 Volume Share Price 1-Year Average Stock Price All-time Stock Price High

Isis’ LTM EBITDA Multiple Is Near Its Highest Level Since Its IPO LTM EBITDA Multiple Performance from November 16, 2007 to August 9, 2010 (1) Source: Capital IQ. EBITDA excludes stock-based compensation. LTM EBITDA Statistics Current (8/9/2010): 9.9x High: 10.7x Low: 4.3x Trading Average: 7.4x Average EBITDA Multiple: 7.4x 17

Over the Past Year ~70% of Isis' Trading Activity Occurred Below $10 Per Share

Volume Weighted-Average Price Analysis

August 10, 2009 to August 9, 2010[1]



Current Share Price: $10.87
35%
30%
25%
20%
15%
10%
5%
0%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
13.0%
29.7%
20.7%
5.9%
28.1%
2.6%
0.0%
13.0%
42.7%
63.4%
69.3%
97.4%
100.0%
$6.75 - $7.50
$7.50 - $8.00
$8.00 - $9.00
$9.00 - $10.00
$10.00 - $11.00
$11.00 - $11.50
$11.50+

- Weighted Avg. Close Price / Share: $8.79
- Total Shares Traded: 29,876,830 shares
- Average Daily Volume: 118,559 shares

Firm	Analyst	Rating	Target Price	Date
Jefferies	Youssef Squali	Buy	$12.00	7/30/2010
Needham & Company	Mark May	Buy	$12.00	7/30/2010
Canaccord Adams	Jeff Rath	Buy	$12.50	7/30/2010
Gleacher & Company	Yun Kim	Buy	$14.00	7/30/2010
		Median	**$12.25**	

Isis Public Ownership

	Class A Common		Class B Common			
Name and Address of Beneficial Owner[2]	**Number**	**%**	**Number**	**%**	**Total %**	**Total Voting %**
5% Stockholders:						
Idealab and affiliated entities	5,816,126	13.5	3,025,000	100.0	19.2	64.0
Robert N. Brisco	4,552,133	10.6			9.9	4.4
Polaris Venture Partners V, L.P.	4,426,408	10.3			9.6	4.3
Capital World Investors	3,272,895	7.6			7.1	3.2
Dimensional Fund Advisors, L.P.	2,160,513	5.0			4.7	2.1
Named Executive Officers and Directors:						
William Gross (Director)[3]	5,755,966	13.4	3,025,000	100.0	19.0	64.0
Robert N. Brisco (CEO, President and Director)	4,552,133	10.6			9.9	4.4
W. Allen Beasley (Director)	2,072,379	4.8			4.5	2.0
B. Lynn Walsh (Executive VP of Corp Dev.,General Counsel)	601,716	1.4			1.3	*
Charles E. Hoover (Chief Marketing Officer)	457,501	1.1			*	*
Lisa Morita (Chief Operating Officer)	213,746	*			*	*
Kenneth B. Gilman (Director)	113,223	*			*	*
Scott A. Friedman (CFO and Principal Accounting Officer)	113,131	*			*	*
Howard Lee Morgan (Chairman)	80,684	*			*	*
James R. Ukropina (Director.)	67,176	*			*	*
Martin R. Melone (Director)	60,992	*			*	*
Marcia Goodstein (Director)	22,544	*			*	*
All executive officers and directors as a group (12 persons)	14,248,191	33.1	3,025,000	100.0	37.5	72.2

**Indicates less than 1%*

(1) Capital IQ. Price based on daily close.
(2) As of April 29, 2010 proxy statement. Class A and Class B shares as of March 31, 2010.
(3) Includes 8,841,126 shares (including 3,025,00 shares of Class B common stock) held by Idealab Holdings L.L.C. Mr. Gross serves as CEO and Chairman of the Board of Directors of Idealab.

18

Jefferies

Valuation Summary 19

Isis' Operating And Valuation Profile Compares Favorably With Its Peers

($Millions)

Operating Metrics

CY2010E Revenue Growth


Median(1) = 4.4%
20.0%
15.2%
14.6%
11.0%
10.0%
6.5%
2.3%
(0.4)%
(2.1)%
(25.6)%
GOOG
ISIS
TZOO
TTGT
JEF Internet Index
QNST
KNOT
YHOO
ANSW
AOL

CY2011E Revenue Growth


Median(1) = 8.2%
18.6%
16.3%
14.4%
11.2%
9.8%
8.2%
7.1%
3.6%
(10.6)%
NA
ISIS
GOOG
QNST
TTGT
JEF Internet Index
TZOO
KNOT
YHOO
AOL
ANSW

CY2010E EBITDA Margin


Median(1) = 23.4%
59.7%
41.6%
35.3%
32.7%
26.0%
20.9%
19.7%
19.1%
10.7%
9.0%
GOOG
ISIS
YHOO
AOL
ANSW
TTGT
JEF Internet Index
TZOO
QNST
KNOT

CY2011E EBITDA Margin


Median(1) = 23.2%
59.7%
44.1%
42.2%
31.8%
23.2%
21.1%
19.5%
17.4%
14.0%
NA
GOOG
YHOO
ISIS
AOL
TTGT
JEF Internet Index
QNST
TZOO
KNOT
ANSW

Valuation Metrics

CY2010E EBITDA Multiples


Median(1) = 10.2x
15.8x
11.3x
10.8x
10.2x
10.2x
9.6x
9.6x
9.0x
8.0x
2.8x
KNOT
TZOO
GOOG
YHOO
QNST
ISIS
JEF Internet Index
TTGT
ANSW
AOL

CY2011E EBITDA Multiples


Median(1) = 7.9x
11.5x
9.4x
9.3x
8.2x
8.0x
7.9x
7.3x
4.9x
3.2x
NA
TZOO
KNOT
GOOG
JEF Internet Index
ISIS
YHOO
TTGT
QNST
AOL
ANSW

CY2010E Non-GAAP P / E Multiples


Median(1) = 21.0x
68.2x
28.2x
25.8x
25.0x
23.8x
22.1x
20.0x
18.8x
12.9x
5.2x
KNOT
TZOO
ISIS
YHOO
JEF Internet Index
TTGT
ANSW
GOOG
QNST
AOL
PEG Multiple(2)
3.2x
0.8x
1.1x
1.8x
NA
1.0x
NA
0.8x
0.9x
NA

CY2011E Non-GAAP P / E Multiples


Median(1) = 18.0x
31.8x
25.0x
22.4x
19.4x
18.9x
18.0x
16.1x
11.8x
8.3x
NA
KNOT
TZOO
YHOO
ISIS
JEF Internet Index
TTGT
GOOG
QNST
AOL
ANSW
PEG Multiple(2)
1.5x
0.7x
1.6x
0.8x
NA
0.8x
0.7x
0.8x
NA
NA

Note: As of 8/9/2010. Isis projections from Jefferies research and include acquisitions. Comparable projections from selected analyst reports. EBITDA and EPS estimates adjusted for stock-based comp. and non-recurring items.

(1) Median does not include Isis or Jefferies Internet Index. Jefferies Internet Index includes: ACOM, AOL, ABTL, AKAM, AMZN, DHX, DIET, EBAY, EDGR, EGOV, EHTH, ELNK, EQIX, EXPE, FLWS, GOOG, GSIC, IACI , INAP, INET, INSP, INWK, IUSA, JCOM, KNOT, LEDR, LOOK, LOOP, LPSN, MCHX , MOVE, MWW, NFLX, NILE, OPEN, OSTK, OWW, PCLN, RNWK, SCOR, SFLY, SINA, SOHU, STMP, TSCM, TWX, TTGT, UNTD, VCLK, VPRT, VTRO, WBMD, WEBM, WWWW, YHOO. Excludes multiples of 100x or higher. Market data as of 8/9/2010.

(2) Long-term EPS growth rates from Zach's Investment Research.

20

Jefferies

Preliminary Valuation Summary

Methodology (1,2,3)	Isis Implied Price Per Share (4,5): 25th Percentile	Median	75th Percentile	Relevant Metrics (1,2)
Public Comparable Analysis				
Multiple of CY2010E Revenue	$4.53	$6.06	$7.36	1.3x - 2.5x CY2010E Revenue of $114.9M
Multiple of CY2011E Revenue	$4.65	$6.11	$9.08	1.2x - 2.7x CY2011E Revenue of $136.3M
Multiple of CY2010E EBITDA	$10.00	$11.43	$12.21	8.7x - 11.0x CY2010E EBITDA of $47.8M
Multiple of CY2011E EBITDA	$8.59	$10.73	$12.51	6.1x - 9.4x CY2011E EBITDA of $57.5M
Multiple of CY2010E Non-GAAP EPS	$7.30	$8.86	$10.85	17.3x - 25.8x CY2010E Non-GAAP EPS of $0.42
Multiple of CY2011E Non-GAAP EPS	$7.83	$10.09	$13.30	13.9x - 23.7x CY2011E Non-GAAP EPS of $0.56
Precedent Transaction Analysis				
Multiple of CY2010E Revenue	$4.99	$7.48	$10.11	1.5x – 3.7x CY2010E Revenue of $114.9M
Multiple of CY2010E EBITDA	$12.77	$14.43		11.5x – 13.8x CY2010E EBITDA of $47.8M
Precedent Transactions By Financial Sponsors				
Multiple of CY2010E Revenue	$3.65	$4.49	$7.94	1.0x – 2.8x CY2010E Revenue of $114.9M
Multiple of CY2010E EBITDA	$9.32	$12.35	$13.91	8.0x – 12.7x CY2010E EBITDA of $47.8M
Premiums Analysis				
One Day Share Price Premium	$13.33	$14.09	$15.26	One Day Share Price Premium of 22.6%-40.4% to $10.87
20 Days Share Price Premium	$13.32	$14.58		20 Days Share Price Premium of 22.6%-54.4% to $10.87
Discounted Cashflow				
Discounted Cashflow Analysis	$8.38	$10.10	$11.30	Perpetuity Growth Rate of 5.0%-6.0%, Discount Rate of 12.0%-14.0%



25th Percentile
Median
75th Percentile
Current Share Price: $10.87
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
$18.00

(1) All figures exclude stock based compensation.
(2) Based on Jefferies research. Isis' forward projections include acquisitions. Non-GAAP EPS excludes use of NOLs.
(3) Implied equity price for revenue and EBITDA multiples is based on implied enterprise value at identified multiples, subject to net cash adjustment.
(4) Assumes Isis's common stock outstanding of 46.3 million, which includes 1.5 million in restricted stock; assumes exercise of options consistent with the treasury method.
(5) Market data as of 8/9/2010.

21

Jefferies

Leveraged Buyout Transaction Overview 22

What Makes A Company Attractive To A Sponsor? Optimal Company / Market Attributes Isis Market Leader Attractive Industry For Acquirer (High Barriers to Entry, Stability, etc.) Proven Business Model With Strong Cash Flow Characteristics Scarcity Value Demonstrated Ability To Grow Via Acquisitions Strong Management Team Favorable Capital Markets 23

Key Considerations Likely To Impact Sponsor Interest Value Drivers Key Considerations Return Hurdle Rate Sponsors currently targeting equity returns of ~20% Returns are impacted by multiple factors such as purchase price, amount of leverage, EBITDA growth, dilution from incentive programs (options), time horizon and exit strategy Cost Saving Opportunities Magnitude and ease of implementing cost savings initiatives including elimination of public company costs in a “go-private” transaction Add-on Acquisitions Acquisitions can boost returns by accelerating EBITDA growth; opportunity for EBITDA arbitrage Acquisition financing can come from operating cash (cheapest source), debt and/or additional sponsor equity (most expensive source) Leverage Increased leverage enables sponsors to drive higher returns however, can impact short-term investment decisions Net Operating Loss Carryforwards Ability to utilize net operating loss to reduce cash taxes will increase cash flow Exit Strategy / Liquidity Strategy IPO (maximize profitable growth) Strategic Sale (synergy / business development driven) Sponsor Sale (maximize cash flow growth) Dividend Recap (maximize ability to lever the Company) Market Based / Traditional Metrics Typically used as a reference check Public comparables analysis, M&A comparables analysis, public company premiums analysis, discounted cash flow analysis 24

Selected LBO Assumptions Financial projections as provided by Jefferies research analyst Youssef Squali Jefferies modified the cases to demonstrate the ability of EBITDA multiple arbitrage and assess potential sponsor returns Base Case, $30M in Acquisitions Per Year Moderately Aggressive Case, $50M in Acquisitions Per Year Highly Aggressive Case, $70M in Acquisitions Per Year Base case assumes no change to Jefferies research model Includes $30.0M in acquisitions as assumed by Jefferies research analyst Approximately $150M in aggregate acquisitions over the 5-year investment horizon Moderately aggressive acquisition strategy, assumes $30M in acquisitions from base case plus an additional $20.0M in acquisitions Approximately $250M in aggregate acquisitions over the 5-year investment horizon Assumes acquired incremental EBITDA of approximately $4.0M (per year) EBITDA from additional acquisitions grows at 12.5% per year Highly aggressive acquisition strategy, assumes $30M in acquisitions from base case plus an additional $40.0M in acquisitions Approximately $350M in aggregate acquisitions over the investment horizon Assumes acquired incremental EBITDA of approximately $8.0M (per year) EBITDA from additional acquisitions grows at 12.5% per year Transaction close of 12/31/2010 Isis current share price of $10.87 (8/9/2010) Total leverage of 3.0x based on 2010E EBITDA projections Interest assumed to be LIBOR + 650 BPs with a LIBOR floor of 2% Exit in 2015 at 11.0x trailing EBITDA multiple Reverse solves for price based on IRR Key Assumptions and Mechanics Jefferies’ Scenarios Overview 25

Indicative LBO Analysis Summary (1) Assumes exercise of options consistent with the treasury method. (2) EBITDA excludes stock-based compensation. Highly Aggressive Acquisition Case(2), $70.0M in Acquisitions Per Year Moderately Aggressive Acquisition Case(2), $50.0M in Acquisitions Per Year ($Millions, except per share values) Base Case(2), $30.0M in Acquisitions Per Year (1) 26 $63 $81 $96 $111 $126 CY2011E CY2012E CY2013E CY2014E CY2015E $59 $68 $77 $86 $94 CY2011E CY2012E CY2013E CY2014E CY2015E $12.50 $13.00 $13.50 $14.00 $14.50 Base Case, $30M in Acquisitions (per year) 16.9% 15.7% 14.5% 13.5% 12.5% Moderately Aggressive Case, $50M in Acquisitions (per year) 18.7% 17.4% 16.3% 15.2% 14.2% Highly Aggressive Case, $70M in Acquisitions (per year) 20.4% 19.1% 17.9% 16.8% 15.8% Scenario Return to Sponsor's Investment Purchase Price $61 $75 $87 $98 $110 CY2011E CY2012E CY2013E CY2014E CY2015E

Appendix 27

Preliminary Valuation At Various Prices ($Millions) (1) Based on intraday share price as of 8/10/2010. (2) Based on 46.3 million common stock outstanding, assumes exercise of options consistent with the treasury method. (3) Net cash balance as of 6/30/2010. (4) Implied premium to average trading prices represent stated time period prior to market date. One month assumes 20 trading days. Median multiple for precedent sponsor transactions Median multiple for precedent Internet marketing and media business transactions 28 Transaction Premium Metrics 6.9% 15.0% 19.6% 25.0% 28.8% 33.4% 38.0% Intraday Share Price (8/10/10) (1) $10.67 11.41 $ 12.27 $ 12.76 $ 13.34 $ 13.74 $ 14.23 $ 14.72 $ Fully Diluted Shares Outstanding (2) 47.7 47.8 47.8 47.9 47.9 47.9 47.9 Equity Value 544.7 $ 586.5 $ 610.3 $ 638.3 $ 657.9 $ 681.7 $ 705.6 $ Less: Net Cash (3) (58.7) (58.7) (58.7) (58.7) (58.7) (58.7) (58.7) Enterprise Value 486.0 $ 527.8 $ 551.6 $ 579.6 $ 599.2 $ 623.1 $ 646.9 $ Implied Premium To: (4) 1 Month Average (%) 10.73 $ 6.4% 14.4% 19.0% 24.4% 28.1% 32.7% 37.3% 3 Month Average (%) 10.58 $ 7.9% 16.0% 20.6% 26.1% 29.9% 34.6% 39.2% 6 Month Average (%) 10.06 $ 13.4% 22.0% 26.9% 32.6% 36.6% 41.5% 46.4% 1 Year Average (%) 8.87 $ 28.7% 38.4% 43.9% 50.4% 55.0% 60.5% 66.1% Implied Multiples LTM Revenue (x) 107.5 $ 4.5x 4.9x 5.1x 5.4x 5.6x 5.8x 6.0x LTM EBITDA (x) 44.7 10.9x 11.8x 12.3x 13.0x 13.4x 13.9x 14.5x LTM P / E (x) 0.37 30.6x 32.9x 34.2x 35.7x 36.8x 38.1x 39.5x 2010E Revenue (x) 114.9 $ 4.2x 4.6x 4.8x 5.0x 5.2x 5.4x 5.6x 2010E EBITDA (x) 47.8 10.2x 11.0x 11.5x 12.1x 12.5x 13.0x 13.5x 2010E P / E (x) 0.42 27.1x 29.2x 30.3x 31.7x 32.7x 33.8x 35.0x 2011E Revenue (x) 136.3 $ 3.6x 3.9x 4.0x 4.3x 4.4x 4.6x 4.7x 2011E EBITDA (x) 57.5 8.5x 9.2x 9.6x 10.1x 10.4x 10.8x 11.3x 2011E P / E (x) 0.56 20.3x 21.9x 22.7x 23.8x 24.5x 25.3x 26.2x Median of Select Public Company Comparables Multiple 2010E EBITDA (x) 10.2x 2011E EBITDA (x) 7.9x

Isis Historic And Projected Income Statement Source: Projections from Jefferies Research as of 7/29/2010. Financials are adjusted to exclude stock-based compensation. ($Millions) 29 Income Statement Historical Projected CAGR Fiscal Year Ends December 30 CY2008A CY2009A CY2010E CY2011E CY2012E CY2013E CY2014E CY2015E CY'09-12 CY'09-15 Consumer Internet $71.6 $66.2 $78.2 $96.2 $112.4 $126.3 $138.1 $147.9 19.3% 14.4% (% Of Total Revenue) 68.8% 66.3% 68.0% 70.6% 71.9% 72.5% 72.6% 72.2% Licensing 32.5 33.6 36.7 40.1 43.9 47.9 52.2 56.9 9.3% 9.2% (% Of Total Revenue) 31.2% 33.7% 32.0% 29.4% 28.1% 27.5% 27.4% 27.8% Total Revenues $104.0 $99.8 $114.9 $136.3 $156.2 $174.2 $190.3 $204.8 16.1% 12.7% Y/Y Growth 15.7% (4.1%) 15.2% 18.6% 14.6% 11.5% 9.3% 7.7% Gross Profit $80.1 $81.0 $94.1 $111.7 $128.2 $143.7 $157.8 $170.7 16.5% 13.2% (% Of Revenue) 77.0% 81.2% 81.9% 82.0% 82.0% 82.5% 82.9% 83.4% Selling And Marketing $21.2 $18.7 $21.0 $24.7 $28.0 $30.9 $33.4 $35.6 14.4% 11.3% Technology And Product Development 8.6 9.4 9.9 11.7 13.2 14.6 15.8 16.8 12.0% 10.1% General And Administrative 15.1 12.8 15.3 17.9 20.3 22.4 24.3 25.9 16.8% 12.5% Depreciation & Amortization 13.6 16.6 17.6 14.3 9.8 8.0 7.7 8.0 (16.2%) (11.4%) Total Operating Costs $58.4 $57.5 $63.8 $68.6 $71.3 $75.9 $81.1 $86.3 7.5% 7.0% Adj. EBIT $21.7 $23.5 $30.3 $43.2 $56.9 $67.7 $76.7 $84.4 34.2% 23.7% (% Of Revenue) 20.9% 23.6% 26.4% 31.7% 36.4% 38.9% 40.3% 41.2% Investment And Other Income (Expense) $0.5 ($0.3) $2.5 $1.0 $1.1 $1.3 $1.6 $2.0 NM NM Adj. Pre-Tax Income (Loss) $22.2 $23.2 $32.8 $44.1 $58.0 $69.1 $78.3 $86.4 35.7% 24.5% Income Tax Provision $8.2 $7.5 $12.3 $16.6 $21.7 $25.9 $29.4 $32.4 42.4% 27.5% Non-GAAP Net Income $14.1 $15.7 $20.5 $27.6 $36.2 $43.2 $48.9 $54.0 32.2% 22.9% 13.5% 15.7% 17.8% 20.2% 23.2% 24.8% 25.7% 26.4% Non-GAAP EPS $0.31 $0.34 $0.42 $0.56 $0.73 $0.86 $0.97 $1.07 29.2% 21.0% Adjusted EBITDA $35.3 $40.1 $47.8 $57.5 $66.6 $75.7 $84.3 $92.4 18.4% 14.9% (% Of Revenue) 33.9% 40.2% 41.6% 42.2% 42.7% 43.5% 44.3% 45.1% Adjustments Stock Based Compensation $2.5 $3.3 $5.4 $6.1 $6.7 $7.4 $8.1 $8.9

Illustrative DCF Valuation

($Millions)

	CY11E	CY12E	CY13E	CY14E	CY15E
Unlevered Free Cashflow[1]					
EBITDA [2]	$57.5	$66.6	$75.7	$84.3	$92.4
Less: Depreciation	(2.8)	(3.9)	(5.0)	(6.0)	(7.0)
EBITA [2]	$54.7	$62.7	$70.8	$78.4	$85.5
Less: Taxes @ 35.0%	(19.2)	(21.9)	(24.8)	(27.4)	(29.9)
Add: Depreciation	2.8	3.9	5.0	6.0	7.0
Less: Capital Expenditures	(31.9)	(27.8)	(28.8)	(27.3)	(28.4)
Unlevered Free Cash Flow[2]	**$6.4**	**$16.9**	**$22.2**	**$29.6**	**$34.1**

Perpetuity Growth Rate	
Weighted Average Cost Of Capital	**12.0%**
Net Present Value Of Free Cash Flow	$76.6
Terminal Growth Rate	**6.5%**
Terminal Value	$661.1
Present Value Of The Terminal Value	397.0
Enterprise Value	**$473.6**
Add: Cash	58.7
Less: Debt	0.0
Add: PV Of NOLs[3]	41.6
Equity Value	**$573.9**
Divide By: Diluted Shares	47.8
Price Per Share	**$12.01**

Price Sensitivity Analysis

Perpetuity Growth Rate	WACC 11.0%	12.0%	12.5%	14.0%	15.0%
4.5%	$10.90	$9.72	$9.26	$8.12	$7.56
5.0%	$11.53	**$10.17**	**$9.65**	**$8.38**	$7.77
5.5%	$12.27	**$10.69**	**$10.10**	**$8.67**	$7.99
6.0%	$13.16	**$11.30**	**$10.61**	**$9.00**	$8.25
6.5%	$14.24	$12.01	$11.21	$9.37	$8.53

Equity Value Sensitivity Analysis

Perpetuity Growth Rate	WACC 11.0%	12.0%	12.5%	14.0%	15.0%
4.5%	$520.1	$462.6	$440.2	$385.1	$358.0
5.0%	$550.5	**$484.4**	**$459.2**	**$397.8**	$368.0
5.5%	$586.4	**$509.7**	**$480.8**	**$411.9**	$379.0
6.0%	$629.4	**$539.1**	**$505.8**	**$427.7**	$391.3
6.5%	$682.1	$573.9	$535.0	$445.7	$405.0

Note: Assumptions from Jefferies Research.
(1) Projections based on Jefferies Research.
(2) EBITDA, EBITA and Unlevered Free Cashflow exclude stock-based compensation.
(3) Jefferies Research.

30

Jefferies

Select Public Company Comparables – Valuation Statistics

Sorted by CY2010E EBITDA Multiples

($Millions)

Comparable Companies Analysis [1,2,3]

			Revenue Multiple		EBITDA Multiple		P / E Multiple	
Company	EMC	TEV	CY10	CY11	CY10	CY11	CY10	CY11
Selected Internet Comparables								
The Knot, Inc.	$279.0	$154.6	1.4x	1.3x	15.8x	9.4x	68.2x	31.8x
Travelzoo Inc.	267.8	235.8	2.2x	2.0x	11.3x	11.5x	28.2x	25.0x
Google Inc. [4]	165,938.3	135,879.3	6.5x	5.6x	10.8x	9.3x	18.8x	16.1x
Yahoo! Inc. [4]	20,417.2	16,788.6	3.6x	3.5x	10.2x	7.9x	25.0x	22.4x
TechTarget, Inc.	257.8	180.0	1.9x	1.7x	9.0x	7.3x	22.1x	18.0x
Answers Corp.	66.6	42.3	2.1x	NA	8.0x	NA	20.0x	NA
QuinStreet, Inc.	458.8	386.2	1.1x	1.0x	10.2x	4.9x	12.9x	11.8x
AOL Inc. [4]	2,488.6	2,166.0	0.9x	1.0x	2.8x	3.2x	5.2x	8.3x
75th Percentile			2.5x	2.7x	11.0x	9.4x	25.8x	23.7x
Median			**2.0x**	**1.7x**	**10.2x**	**7.9x**	**21.0x**	**18.0x**
25th Percentile			1.3x	1.2x	8.7x	6.1x	17.3x	13.9x
Isis	$518.4	$459.7	4.0x	3.4x	9.6x	8.0x	25.8x	19.4x

(1) Market data as of 8/9/2010. Isis' financials from Jefferies Research; comparable projections from selected analyst reports. Fiscal years have been adjusted to calendar years and projections are pro-rated based on current projections.
(2) Not Available (NA) when figures are not publicly available; Not Meaningful (NM) when relevant or projected figures are less than zero and multiples are greater than 100.0x.
(3) Total enterprise value (TEV) is defined as equity value (EMC) plus total debt, preferred stock, and minority interest less cash and cash equivalents (Net Cash).
(4) Revenue metrics are net of traffic acquisition costs (TAC).

31

Jefferies

Select Public Company Comparables – Operating Statistics

Sorted by CY2010E EBITDA Multiples

($Millions)

Comparable Companies Analysis [1,2,3]

Company	Revenue CY2010	Revenue Growth CY09-10	Revenue Growth CY10-11	Gross Margin CY2010	EBITDA Margin CY2010	EBITDA Margin CY2011	Net Income Margin CY2010	Net Income Margin CY2011
Selected Internet Comparables								
The Knot, Inc.	$108.9	2.3%	7.1%	77.6%	9.0%	14.0%	3.4%	6.9%
Travelzoo Inc.	108.9	14.6%	8.2%	94.1%	19.1%	17.4%	8.7%	9.3%
Google Inc. [4]	20,977.7	20.0%	16.3%	85.6%	59.7%	59.7%	41.3%	41.6%
Yahoo! Inc. [4]	4,663.6	(0.4%)	3.6%	81.1%	35.3%	44.1%	17.3%	18.8%
TechTarget, Inc.	96.1	11.0%	11.2%	74.5%	20.9%	23.2%	11.5%	13.0%
Answers Corp.	20.3	(2.1%)	NA	79.1%	26.0%	NA	24.3%	NA
QuinStreet, Inc.	353.5	6.5%	14.4%	NA	10.7%	19.5%	5.8%	6.4%
AOL Inc. [4]	2,386.4	(25.6%)	(10.6%)	43.5%	32.7%	31.8%	19.5%	14.0%
75th Percentile		11.9%	12.8%	83.3%	33.3%	37.9%	20.7%	16.4%
Median		**4.4%**	**8.2%**	**79.1%**	**23.4%**	**23.2%**	**14.4%**	**13.0%**
25th Percentile		(0.8%)	5.4%	76.0%	17.0%	18.5%	8.0%	8.1%
Isis	$114.9	15.2%	18.6%	81.9%	41.6%	42.2%	17.8%	20.2%

(1) Market data as of 8/9/2010. Isis' financials from Jefferies Research; comparable projections from selected analyst reports. Fiscal years have been adjusted to calendar years and projections are pro-rated based on current projections.
(2) Not Available (NA) when figures are not publicly available; Not Meaningful (NM) when relevant or projected figures are less than zero and multiples are greater than 100.0x.
(3) Total enterprise value (TEV) is defined as equity value (EMC) plus total debt, preferred stock, and minority interest less cash and cash equivalents (Net Cash).
(4) Revenue metrics are net of traffic acquisition costs (TAC).

32

Jefferies

Select Internet Marketing And Media Business Comparable Transactions

Announced Transactions With Values Greater Than $50 Million Since July 1, 2008

($Millions)

Announce Date	Acquiror	Target	Target Description	Entity Value	EV / LTM Revenue	EV / LTM EBITDA
6/28/2010	Bankrate, Inc.	NetQuote, Inc.	Operates as an online insurance marketplace	$205	Conf.	Conf.
6/28/2010	Bankrate, Inc.	Creditcards.com	Operates as an online credit card marketplace	145	Conf.	Conf.
5/20/2010	Rakuten USA, Inc.	Buy.com, Inc.	Provides technology and entertainment retail goods on-line	250	4.0x	NA
3/8/2010	CCMP Capital Advisors	infoGROUP, Inc.	Provider of business and consumer databases and marketing research solutions	627	1.3x	6.8x
10/27/2009	GSI Commerce Inc.	Retail Convergence, Inc.	Operates ecommerce companies that leverage a common platform and brand	242 (1)	1.9x (2)	NM
9/11/2009	Intuit Inc.	Mint Software, Inc	Provides a Web-based solution for online financial management	170 (3)	NA	NA
8/9/2009	Publicis Groupe SA	Razorfish	Provides advertising and branding services	530	1.4x	13.8x
7/22/2009	Apax Partners Worldwide, LLP	Bankrate, Inc.	Offers online financial data feed management services	517	3.4x	12.7x
10/6/2008	eBay, Inc.	Bill Me Later, Inc.	Provides payment and marketing technology solutions	820	9.5x	NA
9/15/2008	Best Buy Co., Inc.	Napster, Inc.	Offers on-demand music streaming music	59	0.5x	NM
8/29/2008	Microsoft Corp.	Greenfield Online, Inc.	Provides Internet survey solutions	421	3.1x	14.2x
8/5/2008	Comcast Corporation	Daily Candy Inc.	Operates as an e-mail newsletter and Website that publishes gadget and food news	125 (4)	NA	NA
75th Percentile					3.7x	13.8x
Median					2.6x	13.2x
25th Percentile					1.5x	11.5x

(1) Source: GSI Commerce Inc. Form 8-K/A filed on Dec-04-2009. Includes fair value of earnout consideration of $59.8M.
(2) Retail Convergence financials for October 3, 2008 - January 30, 2009 are Not Available. Assumes financials for the nine month period ending October 31, 2009, pro forma for the fiscal year.
(3) Source: Intuit Inc. Form 10-K filed on Sep-15-2009.
(4) Source: Business Insider, "Comcast Buys DailyCandy For $125 Million", Aug. 5, 2008.

33

Jefferies

Selected Software and Digital Media Transactions By Financial Sponsors

($Millions)

Announce Date	Buyer	Target	Target Description	Adj. Entity Value	TTM Revenue	Revenue Multiple	TTM EBITDA	EBITDA Multiple
6/2/10	Thoma Bravo	SonicWALL, Inc.	Provides network security, content security, and business continuity solutions	$487.8	$208.8	2.3x	$39.7	12.3x
5/17/10	Vision Solutions, Inc.	Double-Take Software	Provides software that allows IT manage workloads across various physical and virtual server environments	153.5	84.0	1.8x	13.8	11.1x
5/3/10	Apax Partners	Sophos	Provider of IT security and data protection	830.0	260.0	3.2x	NA	NA
3/8/10	CCMP Capital Advisors	infoGROUP, Inc.	Provider of business and consumer databases for sales leads, mailing lists, direct, database and e-mail marketing, and	626.6	499.9	1.3x	92.1	6.8x
2/11/10	Advent; Bain Capital, Berkshire Partners	SkillSoft plc	Provides on-demand e-learning and performance support solutions	1,077.3	328.5	3.3x	109.2	9.9x
12/28/09	Thoma Cressey Bravo	Amicas Inc	Provider of medical image and information management software	158.6	73.7	2.2x	2.0	NM
12/8/09	Francisco Partners	QuadraMed Corp	Provider of electronic health record and health information management software	119.0	147.6	0.8x	14.8	8.0x
11/9/09 (2)	Carlyle	Openlink	Provider of cross-asset trading, risk management, and related portfolio management software	450.0	NA	NA	52.9	8.5x
11/9/09 (2)	Hellman & Friedman, JMI Equity	Datatel	Provider of administrative and academic software systems	570.0	128.8	4.4x	49.6	11.5x
10/27/09	Accel-KKR	Kana Software	Provider of multi-channel customer service software	50.1	53.1	0.9x	(3.2)	NM
7/22/09	Apax Partners Worldwide, LLP	Bankrate, Inc.	Offers online financial data feed management services	516.5	151.9	3.4x	40.7	12.7x
7/7/09	Symphony Technology, Elliott Associates	MSC.Software Corporation	Provides simulation software and related services	238.4	236.7	1.0x	34.5	6.9x
6/12/09	Golden Gate & Infor	SoftBrands, Inc.	Provides manufacturing and hospitality software	49.6	99.7	0.5x	13.4	3.7x
4/13/09	Thoma Cressey Bravo	Entrust Inc.	Develops policy and access management software	89.5	99.7	0.9x	4.8	18.6 x
4/6/09	Vista Equity Partners	SumTotal Systems	Provider of on-demand learning, performance and development software	126.3	126.6	1.0x	9.0	14.0x
1/12/09	Vector Capital	Aladdin Knowledge Systems	Developer of security software	154.3	116.9	1.3x	9.8	15.7x
75th Percentile						2.8x		12.7x
Median						1.3x		11.1x
25th Percentile						1.0x		8.0x

(1) Prices have been adjusted for cash and debt on the seller's balance sheet where known.
(2) Jefferies' estimates.

34

Jefferies

Premiums Paid Analysis 1 Day Prior To Announcement Number Of Transactions Selected Public Technology Transactions on U.S. Exchanges Between $500 Million and $1 Billion In Equity Value Since January 1, 2008 Assumes Isis’s share price of $10.87 as of 8/9/2010. Premium Isis’s Implied Share Price(1) 75th Percentile 40.4% $15.26 Median 29.6% $14.09 25th Percentile 22.6% $13.33 20 Days Prior To Announcement Number Of Transactions Premium Isis’s Implied Share Price(1) 75th Percentile 54.4% $16.79 Median 34.1% $14.58 25th Percentile 22.6% $13.32 35